                                                                       EXHIBIT 2
                                                                              to
                                                                      Appendix A

                  [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE
                               EXCHANGE SECURITY]

        GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, INTEREST
           AND LIQUIDATED DAMAGES, IF ANY, BY CERTAIN SUBSIDIARIES OF
                              WILLCOX & GIBBS, INC.

[*/]
[**/]

CUSIP No. ___________
No. ___________                                                  $____________

                             WILLCOX & GIBBS, INC.

                      12 1/4% Series B Senior Note Due 2003

      Willcox & Gibbs, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns the principal sum of ___________ Dollars on December 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on June 15, 1997 and continuing semiannually thereafter, on June 15 and December 15 in each year, accruing from January 3, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in

----------
*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit 2 with the Assignment Form included in such Exhibit 1.

whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, any upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made on Physical Securities at the option of the Company on or before the due date (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or
(ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       WILLCOX & GIBBS, INC.


                                       By:_________________________
                                            Title:

Attest:


_____________________________
      Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within mentioned
Indenture.


Dated:___________                      IBJ SCHRODER BANK & TRUST
                                       COMPANY, TRUSTEE


                                       By:_____________________________
                                            Authorized Signatory

                       [FORM OF REVERSE SIDE OF EXCHANGE
                         OR PRIVATE EXCHANGE SECURITY]

      This Security is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Series B Senior Notes Due 2003 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $85,000,000 which may be issued under an indenture (herein called the "Indenture"; capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Indenture) dated as of January 3, 1997 between the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

      The Securities are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 15, 2001, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the twelve-month period beginning December 15 of the years indicated below:

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            2001........................................106.125%
            2002........................................103.063%

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of redemption), all as provided herein.

      Notwithstanding the foregoing, at any time on or prior to December 15, 1999 up to 30% of the originally issued principal amount of Securities may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, from the Net Cash Proceeds of a Public Equity Offering, at a Redemption Price equal to 112 1/4% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that $59,500,000 of the originally issued principal amount of Securities remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

      In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      The Securities do not have the benefit of any mandatory redemption or sinking fund obligations.

      In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then Outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

      In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, if any, to the Net Proceeds Payment Date.

      As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal or premium, if any, upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) default for 30 days in payment of interest or Liquidated Damages, if any, on any of the Securities; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets, limitation on Indebtedness and Disqualified Capital Stock, limitation on the issuance of preferred stock of Restricted Subsidiaries, limitation on restricted payments or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (iv) failure of the Company or any Subsidiary Guarantor for 30 days after notice to comply with any other covenants in the Indenture or the Securities or its Subsidiary Guarantee, as the case may be; (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Subsidiary in an aggregate principal amount in excess of $2,500,000; (vi) certain final judgments or orders against the Company or any Subsidiary in an aggregate amount of more than $2,500,000 not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary and (viii) cessation of the effectiveness of any Subsidiary Guarantee or the Pledge Agreement or any repudiation thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (a) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (b) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium, interest or Liquidated Damages) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

      The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Security and (ii) discharge from certain covenants and Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the Trust Indenture Act and to make certain other specified changes and other changes that do not materially adversely affect the interests of any Holder in any material respect.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      A director, officer, employee, incorporator, stockholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Security or any other Security or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

      Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 900 Milik Street, Carteret, New Jersey 07008, Attention: Secretary (or such other address as the Company may have furnished in writing to the Trustee).

      Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration and indemnification of the Company to the extent provided therein.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

      Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

                         [FORM OF NOTATION ON SECURITY
                       RELATING TO SUBSIDIARY GUARANTEE]

      The Subsidiary Guarantors, referred to in this Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture, have unconditionally guaranteed, jointly and severally, on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, the payment of Liquidated Damages on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XIII of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article XIII of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

      The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                    SUBSIDIARY GUARANTORS:

                                    WG APPAREL, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    CLINTON MANAGEMENT CORPORATION


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    CLINTON MACHINERY CORPORATION


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    LEADTEC SYSTEMS, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    W&G DAON, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    J&E SEWING SUPPLIES, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    W&G TENNESSEE IMPORTS, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    CLINTON LEASING CORP.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    CLINTON EQUIPMENT CORP.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    PARADISE COLOR INCORPORATED


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's Soc. Sec. or tax I.D. No.)

and irrevocably appoint ___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date: _________________________     Your Signature: ____________________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.